SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 4, 1999



                   Continental Information Systems Corporation
               (Exact Name of Registrant as Specified in Charter)


         New York                     025104                     16-0956508
         --------                     ------                     ----------
(State or Other Jurisdiction        (Commission               (I.R.S. Employer
     of Incorporation)              File Number)             Identification No.)



     Broadway Atrium, 45 Broadway, Suite 1105, New York, New York 10006-3007
     -----------------------------------------------------------------------
             (Address of Principal Executive Offices and Zip Code)

       Registrant's telephone number, including area code: (212) 771-1000


                                 Not Applicable
                                 --------------

          (Former Name or Former Address, if Changed Since Last Report)

Item 5.           Other Events

On June 4, 1999, Continental Information Systems, Inc. (the "Company") settled all litigation with Greg M. Cody and Charles C. Sinks, the former owners of the Company's LaserAccess printing business. This litigation is described in Item 3 of the Company's Annual Report on Form 10K filed with the Securities and Exchange Commission on August 25, 1998. In consideration of a cash payment, the Company received a complete release of all claims against it and released all claims against Messrs. Cody and Sinks. As a result, all litigation pending between the parties will be dismissed with prejudice. The Company had previously reserved amounts sufficient to cover the settlement payment, and it will have no material impact on the Company's financial statements.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                   CONTINENTAL INFORMATION SYSTEMS CORPORATION




                                               By:   /s/ Jonah M. Meer
                                                     ---------------------------
                                                     Jonah M. Meer
                                                     Senior Vice President,
                                                     Chief Operating Officer and
                                                     Chief Financial Officer

Dated:  June 16, 1999